ENHANCED INDEX TRUST (EIT) PROSPECTUS

Enhanced Index Trust (EIT)
   a Series Trust

Enhanced Index Distributors, LLC
Trust Sponsor

Blue Chip 30 - Enhanced Index Trust (EIT), Series D1107
Seeks to return approximately twice (200%) the performance of the Dow Jones Industrial Average (the "DJIA" sm). The DJIA Index consists of 30 of the most widely held and actively traded stocks in the U.S. stock market.

Large Cap 500 - Enhanced Index Trust (EIT), Series S1107
Seeks to return approximately twice (200%) the performance of the S & P 500 Index. The S &P 500 Index is made up of some of the largest and most dominate firms in their respective industries.

Technology 100 - Enhanced Index Trust (EIT), Series N1107 Seeks to return approximately twice (200%) the performance of the NASDAQ 100 Index tm. The
NASDAQ 100 Index is comprised of 100of the largest non-financial domestic companies most with technology and/or a growth orientation listed on the Nasdaq Stock Market's National Market.

When Units of the series are no longer available, this prospectus may be used as a preliminary prospectus for one or more future series, in which case you should note the following: The information in the prospectus is not complete and may be changed. We may not sell, or accept offers to buy, securities of future series until that series has become effective with the Securities and Exchange Commission. No securities can be sold in any state where a sale would be illegal.

                                      PAGE

SUMMARY
THE TRUST FUND
TRUST PORTFOLIOS
RISK FACTORS
LEVERAGE
FEDERAL TAX STATUS
PUBLIC OFFERING OF UNITS
PUBLIC DISTRIBUTION OF UNITS
SECONDARY MARKET FOR UNITS
REDEMPTION
RETIREMENT PLANS
UNITHOLDERS
INVESTMENT SUPERVISION
ADMINISTRATION OF THE TRUST
AMENDMENT AND TERMINATION
LIMITATIONS ON LIABILITY
EXPENSES OF THE SERIES
OTHER INFORMATION
FOR MORE INFORMATION

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Units of the Trust will be offered to  investors  for ninety  days (90) from the effective date of the Registration Statement (the "Offering Period"). During the Offering Period the units will be offered at their net unit value (plus the applicable sales charge, if any). It is not expected that Units will be offered after ninety days (90) from the effective date of the Registration Statement, however, the Sponsor, at its discretion, may extend or shorten the offering period. See "Purchase of Shares and Mandatory Trust Termination."

                                     SUMMARY
                                     -------

     Enhanced Index Trust (EIT) (the " Trust ") is a series trust that offers units of interest ("Units") in each of the following three series:
     Blue Chip 30 - Enhanced Index Trust (EIT), Series D1107
     Large Cap 500 - Enhanced Index Trust (EIT), Series S1107
     Technology 100 - Enhanced Index Trust (EIT), Series N1107

     The Series are substantially identical differing only in the benchmark index against which the performance of the Series will be measured.

     The Series are intended as investment vehicles for those investors who are not seeking current income, but rather are looking for an investment vehicle that offers total return potential plus a return of principal. Each Series of the Trust consists of a portfolio of zero coupon U.S. Treasury Securities, Stock Index Futures, Futures Options contracts, and Cash or Cash equivalents ("the Securities").

     The Trust has been created under the laws of the Commonwealth of Pennsylvania pursuant to a Trust Agreement (the "Indenture"), with Enhanced Index Distributors, LLC, as Sponsor and Declaration Fund, a Pennsylvania Business Trust, as Trustee, Declaration Service Company, as Evaluator, and Declaration Investment Management, Inc. as Portfolio Supervisor. See "The Trust" and "The Series Portfolios" for a more complete description of the Trust, the Series and the portfolio for each Series.

     The investment objective of each Series is to provide investment results that correspond to 200% of the performance of the relevant Index while protecting a Unitholder's original investment principal. See "The Series Portfolios" for a more specific description of the investment objectives.

     The zero coupon U.S. Treasury Securities segment of each Series evidences the right to receive a fixed payment at a future date from the U.S. Government. They are backed by the full faith and credit of the U.S. Government. The guarantee of the U.S. Government does not apply to the market value of the zero coupon U.S. Treasury Securities which will fluctuate from time to time and correspondingly cause the net asset value of the Series units to fluctuate prior to the Mandatory Termination Date.

     There is, of course, no guarantee that the objective of the Series will be achieved.

     The Series have been organized so that purchasers of units should receive, at the termination of a Series, an amount per unit at least equal to the original price paid for the units at the funding date of the Series, even if a dividend or capital gain was never paid and the value of the securities in the Series were to decrease to zero, which in the opinion of the Sponsor, is unlikely.

     The receipt of the Unitholder's original purchase price per unit for the Series, upon termination of a series (an event which the Sponsor believes is unlikely) represents a loss on a present value basis. Furthermore, the original purchase price of a Series unit, does not protect investors against diminution in the purchasing power of their investment due to inflation (although expectations concerning inflation are a component in determining prevailing interest rates, which in turn determine present unit values).

     To the extent that units of a Series are redeemed, the aggregate value of the Securities in the Series will be reduced and the undivided fractional interest represented by each outstanding Series unit will increase. See "Redemptions".

     Each Series has a Mandatory Termination Date as set forth under "Summary of Essential Information". Under most circumstances, an index Series created by the Sponsor the investment objective of which is to provide investment results corresponding to 200% of the performance of the stated Index of the Series, will require the Unitholder to remain as an investor in the series for up to seven
(7) years until mandatory termination (See Mandatory Termination Date). The time required for a Unitholder to receive his or her original investment principal can vary depending on prevailing interest rates at the time of the Series offering, thereby extending or shortening the Mandatory Termination Date for any Series.

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INDEX TRADE AND SERVICE MARK DISCLOSURE:  The owners of the Dow Jones Industrial
Average (the "DJIA"sm), the "S&P 500" Index and the "Nasdaq 100 Index" trade and service marks has not granted the Trust, any Series of the Trust or the Sponsor a license to use such trade and service marks. The Series Units are not structured so that their prices will parallel or correlate with movements in the Dow Jones Industrial Average , the S&P 500 Index or the Nasdaq 100 Index and it is expected that their prices will not parallel or correlate with the movements in the values of such indexes. The owners of such trade and service marks have not created nor have they participated in the creation of the Trust or any Series thereof or in the selection of securities included in the Trust and has not approved any information herein relating thereto.

     "Dow Jones Industrial Average sm", "Dow" and "DJIA (sm)" are service marks of Dow Jones & Company, Inc. Dow Jones does not endorse, sell or promote the Blue Chip 30 - Enhanced Index Series. Dow Jones makes no representation regarding the advisability of investing in such Series.

     "S&P," "S&P 500," and "Standard & Poor's" are trademarks of The McGraw-Hill Companies, Inc. The Large-Cap 500 - Enhanced Index Series is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in such Series.

     The "Nasdaq 100 (registered trademark)," "Nasdaq 100 Index (registered trademark)," and "Nasdaq (registered trademark)" are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations" (??. The Technology 100 - Enhanced Index series is not sponsored, issued, endorsed, sold, or promoted by the Corporations (?????). The Corporations make no warranties and bear no liability with respect to the Series (??????) portfolios

ESSENTIAL INFORMATION:

- Initial Number of Units _______
- Fractional Undivided Interest in the Trust per Unit (1) ________
- Public Offering Price: _______ (1) (3)
- Aggregate Offering Price Evaluation of Securities in Portfolio (2)  _______
- Aggregate Offering Price Evaluation of Securities per Unit (3) _____
- Sponsor's Initial Repurchase Price per Unit (based on aggregate underlying U.S. dollar value of
Securities, less liabilities and divided by current number of units outstanding)
- Redemption Price per Unit (based on aggregate  underlying U.S. dollar value of
  Securities,   less   liabilities  and  divided  by  current  number  of  units
  outstanding) (2)
- Initial Date of Offering:  Effective date of the Series.
- Funding Date: 90 days from the effective date of the series  (3)
- Mandatory Termination Date: November 30, 2007
A Series may be terminated if the value of the Securities in the portfolio is less than the notional value of four futures index contracts or 66 2/3% of the total value of Securities deposited in the series during the initial offering period.
- Sponsor's Annual Fee: 0.50% of average annual assets.
- Unitholder Services Fee: 1.00% of average annual assets.
- Trustee's Annual Fee: $------- per Unit outstanding.
- Evaluator's Annual Fee: $------ per Unit outstanding.
- Portfolio Supervisor's  Annual Fee: 0.15% of average annual assets.
- Estimated Organizational and Offering Costs: $------ per Unit.
- Distribution Date: 12/31

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     (1) Unit price at the time of first  funding date.  Subsequent  Unit prices during and after the Offering Period (90 days from the effective date of the series) will fluctuate based on the change in the portfolio assets. A Unitholders purchase price may be more or less than $10.00.

     (2) Each Security is valued at the closing sale price on a National Securities Exchange, the Chicago Mercantile Exchange the Chicago Board of Trade or the Nasdaq National Market. Unitholders will bear all or a portion of the expenses incurred in organizing and offering the Series. The Unit Public
Offering Price includes an estimated amount of these costs. The Trustee may deduct these expenses as they occur from the Trust or at the end of the initial offering period.

     (3) As of the close of business on the Funding Date, the number of Units of a Series may be adjusted so that the aggregate value of Securities and other assets per Unit will equal approximately $10.00. Therefore, to the extent of any such adjustment, the fractional undivided interest per Unit will increase or decrease accordingly from the amounts indicated above.

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

FEE TABLES

     This Fee Table is intended to assist investors in understanding the costs and expenses that an investor in a Series will bear, directly or indirectly.

Shareholder Fees:                                    Class A       Class B
(fees paid directly from your investment)

Maximum Sales Charge (Load)                            NONE          NONE
Imposed On Purchases
(as a percentage of offering price)

Contingent Deferred Sales Charge (CDSC)
Charge on Redemption amounts within the first and second year from the date of purchase.

Year One                                                             2.00%
Year Two                                                             1.00%


Annual Fund Operating Expenses:                      Class A  Class B
(expenses that are deducted from Series assets
Distribution and Unitholder Service Fees             1.00%    1.00% 1
Sponsor Fees                                         0.50%    0.50% 2
Management Fees                                      0.15%    0.15% 3
Other Expenses                                       0.20%    0.20% 4
                                                     -----    -----
Total Annual Trust Operating Expenses                1.85%    1.85%

1. Includes a maximum annual fee of 1.00% of average net assets (paid monthly for Unitholder Services). You should be aware that if you hold your shares for a substantial period of time, you may indirectly pay more than the economic equivalent of similar investments

2. Compensation for promotion, distribution, Unitholder servicing and portfolio supervision payable to the Sponsor or servicing organizations selected by the Sponsor.

3. These fees are paid to the Series Investment Manager.

4. Because this is a new Trust without an operating history, "Other Expenses" are estimated for each of the Series first fiscal years and include Trustee, Evaluator Management and Administration fees.

Note: The Trustee does charge a $10 wire transfer fee for redemptions made by wire transfer. That charge is not included in the Table of Fees and Expenses.

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Example:  This example is intended to help a Unitholder to understand  the costs of investing in any of the Trust's Series.

The Example below assumes that you invest $10,000 in a Series for the time periods indicated, reinvest all your dividends and distributions (if any), and then redeem all your units at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Series' operating expenses that were described above remain the same. Although a Unitholder's actual costs may be higher or lower, based on these assumptions, your costs would be:

Time Period                                  Class A           Class B

One Year                                    $  194.25         $  400.37
Two Years                                   $  394.44         $  500.65
Seven Years*                                $1,491.03         $1,491.03
(*Approximate Termination
of the Series)

PUBLIC OFFERING PRICE. The Public Offering Price per Unit is based on the aggregate underlying value of the Securities in the Series, plus or minus a pro-rata portion of the cash, if any, in the Income and Capital Accounts held or owned, less liabilities and divided by the number of Units outstanding. Units of the Series will be sold without a front-end sales commission. The minimum purchase amount is $3,000 for regular accounts and $250.00 for retirement accounts. The minimum redemption amount is $1,000.00.

DISTRIBUTIONS OF INCOME AND CAPITAL. Dividends consisting of substantially all of a Series' net investment income, if any, are declared and paid annually. The Series may also declare an additional dividend of net investment income and net short term capital gains in a given year to the extent necessary to avoid the imposition of federal excise taxes on the Series. The realization of dividends and capital gains are secondary to the Series objective of capital appreciation.

REINVESTMENT. Unitholders may elect to have distributions of capital (including capital gains, if any) or dividends or both automatically invested, without a sales charge, in Units of certain series of trusts currently being offered and sponsored by Enhanced Index Distributors, LLC at the current unit value provided such series units are registered in the Unitholder's state of residence. The Sponsor expects to offer portfolios with similar investment objectives every ninety (90) days. However, there is no guarantee that a similar portfolio will be available at the time of distribution. Detailed information with respect to the investment objectives and the management of such series will be contained in their respective prospectuses, which can be obtained from the Sponsor upon request. In the event a similar portfolio is not available during the distribution period, the Sponsor will offer alternative investments or may require non-retirement accounts to accept distributions in cash . An investor should read the prospectus of the reinvestment vehicle selected prior to making the election to reinvest.

MARKET FOR UNITS. While under no obligation to do so and subject to change at any time, the Sponsor intends to, and certain dealers may, maintain a market for the Series Units and offer to repurchase such Units at prices which are based on the current underlying value of the portfolio assets. If the supply of Units exceeds demand or if some other business reason warrants it, the Sponsor and/or the dealers may either discontinue all purchases of Units or discontinue purchases of Units at such prices. A Unitholder may also redeem Units at the Redemption Price on the date of tender to the Trustee. See " Redemptions".

TERMINATION. No later than the date specified as the "Mandatory Termination Date" in "Essential Information", sales of portfolio Securities will begin in connection with the termination of the particular Series and it is expected that all Securities will be sold within a reasonable period of time after the Mandatory Termination Date. The Sponsor will determine the manner, timing and execution of the sale of

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the  underlying  Securities.  At  termination,  Unitholders  will receive a cash distribution within a reasonable period of time after the Series is terminated. See "Amendment and Termination."

RISK FACTORS. An investor should understand the risks associated with an investment in a Series. Such risks include the possible decrease in the value of the Securities in the Series portfolio or in the deterioration of the general condition of the stock market. Additionally, it is anticipated that there will be changes, from time to time, in the Securities of a Series.

     However, the diminished financial condition of Securities within a Series will not result directly in their elimination from the Series portfolio except under extraordinary circumstances. Extraordinary circumstances would include severe market turmoil. Stock, futures and commodities exchange trading limits and suspended market trading are market events that might cause the manager to halt implementation of the index futures and options strategy indefinitely or until the manager feels market conditions have improved. Extraordinary conditions may also include the elimination of a Series' assets either through Unitholders' redemptions or a depletion of margin or margin reserves (cash) due to a falling market which would also cause the Sponsor to halt the index futures and options strategies.

     During the Series offering period, the Manager may purchase futures contracts or other securities in amounts that could cause large fluctuations in a Series Unit value. On the Series funding date, the Sponsor will have purchased securities in such proportions as the Sponsor believes are necessary for the Series to attain its investment objectives. In any event, the Sponsor expects to retain the remaining portion of zero coupon Securities in the Series' portfolio, thereby providing existing Unitholders (after the funding date) with protection for their original investment principal. Unitholders should be prepared to remain invested in the Series for the long term. Frequent trading in the Series could result in a substantial loss of principal and may effect the Series ability to achieve its stated objectives. For risk considerations related to the Series portfolios, see "Risk Factors."

                                 THE TRUST FUND
                                 --------------

     The objective of each Series of the Trust, is to protect Unitholders' capital and provide investors with the potential for capital appreciation. The portfolio of each Series is described under " The Series Portfolios" herein. An investor will be subjected to taxation on any dividend income received from the Series and on gains from the sale or liquidation of Securities (see "Federal Taxation"). The Series are intended for investors who are not seeking current income, but rather are looking for an investment vehicle that offers total return potential, plus the return of investment principal. Investors should be aware that there is no assurance that the value of the underlying portfolio Securities of the Series will increase. The Series however, were organized so that investors should receive, at termination of each Series, an amount per unit at least equal to $10.00 (or an investors original purchase price during the offering period if the Series Unit is not set to $10.00 on the funding date of the Series), which is equal to the per unit value upon maturity of the Treasury Obligations, even if the Series never paid a distribution and the value of the underlying Securities were to decrease to zero, which the Sponsor considers unlikely.

     As stated above the portfolios will be invested directly in zero coupon U.S. Treasury Securities ("zero coupon securities") units of the Trust will be offered to investors ninety days (90) from the effective date of the Series registration statement (the "Offering Period"). During the Offering Period, the units will be offered at their respective net asset values. The zero coupon securities that each Series acquires with the proceeds of the sale of its units during the offering period will be selected so as to mature at a specific face value on or about the "Termination Date". The Sponsor will continually review and adjust if necessary the proportion of the Series assets that are invested in zero coupon securities so that the Series can meet its stated objective.

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     The portion of a Series'  assets that will be  allocated to the purchase of zero coupon securities will fluctuate during the offering period. This is because the market value of the zero coupon securities and therefore the offering price of the Series units, will fluctuate with changes in interest rates and other market value fluctuations. If the offering price of the Series units increases during the offering period, the minimum par value of zero coupon securities per Series unit necessary to provide for the Series repayment objective will increase.

     During the offering period the Sponsor may purchases a disproportionate amount of securities, including index futures, for a variety of reasons ("see Offering Period") that could cause the Series unit value to fluctuate widely. In order to maintain the Series investment objective, the Sponsor during the offering period will purchase additional zero coupon securities as funds are received with the effect of bringing the Series portfolio's holdings more in line with the Series objective and provide the minimum par value of zero coupon securities necessary to meet the Series repayment objective.

     After the Offering Period, adjustments will be made in the Series portfolio of zero coupon securities solely to meet requests for redemption and, if required, to make payments of dividends and distributions. Thus, the minimum face value of the zero coupon securities per Series unit necessary to provide for the Series repayment objective will be continually determined

     A Series may hold zero coupon securities in an amount in excess of the amount necessary to provide for the Series repayment objective in the discretion of the Sponsor.

     During the offering period, as the percentage of zero coupon securities in the Series portfolio increases, the portion of the Series assets invested in futures contracts will also increase.

     Zero coupon securities may be liquidated before the termination date to meet redemptions and pay cash dividends, provided that the minimum amount of zero coupon securities necessary to provide for the Series repayment objective is maintained.

     During the first year of operations, under normal market conditions, the proportion of a Series portfolio invested in zero coupon securities may be expected to range from 50% to 80%; but a greater or lesser percentage is also possible.

     When the zero coupon securities in a Series portfolio matures on or about the Mandatory Termination Date, the Series will reinvest the principal amount in a money market fund or short-term, highly liquid U.S. Treasury Securities. The value of these securities is not expected to fluctuate significantly, with the result that the full principal amount of Treasury Securities held by the Series on the Mandatory Termination Date should continue to be available to redeeming Unitholders after the Series Mandatory Termination Date. After that date, the Series will redeem all of its outstanding units at their net asset value and distribute the proceeds to Unitholders. In such event, the Series Treasury
Securities will be liquidated and the Series' interest in any other security shall be sold or otherwise reduced to cash , the liabilities of the Series will be discharged or otherwise provided for, the Series outstanding units will be redeemed at the net asset value per unit determined on the date of redemption and, within three business days thereafter, the Series net assets will be distributed to Unitholders and the Series shall be terminated. Termination of the series may require disposition of the series interest in equity securities at a time when it is otherwise disadvantageous to do so and may involve selling such interest at a substantial loss. Although it is not the Sponsor's intention to purchase and hold equity securities in the any of the portfolios in order to meet the Trust's investment objectives, provisions for the termination of equity securities is made in the event portfolios hold equity securities as deemed appropriate. The estimated expenses of liquidation and termination of the Series are not expected to affect materially the net asset value of the Series Units, and, Unitholders should expect to receive the full amount of their original investment if Units are held until termination.

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

     Termination of the Series, as noted above, and the redemption of units effected in connection with such termination would for current federal income tax purposes constitute a sale upon which gain or loss will be realized depending upon whether the net asset value of the Units being redeemed is more or less than the Unitholder's adjusted cost basis. Gains and losses realized in retirement accounts invested in a Series should be rolled over and continue to receive a tax-deferred status unless distributed to the investor according to IRS rules. Subject to Unitholder approval, other alternatives may be pursued by the Series after the termination date. For instance, the Series may consider the possibility of a tax-free reorganization between the Series and another investment company or any other series offered by the Sponsor. No determination has been made about the continued operation of any Series after the termination date.

     Investors should be aware that a Series is not a "managed" portfolio and as a result any adverse economic or financial conditions effecting a Series will not necessarily result in the elimination of securities from the Series portfolio except under extraordinary circumstances. Extraordinary circumstances might be characterized as, extreme market conditions. Even with stock and commodities exchange trading limits, market halts and NYSE circuit breakers, the Sponsor may decide to exit the Series' futures strategy indefinitely or for a period of time until the Sponsor feels market conditions have improved. Extraordinary conditions may also include the elimination of Series assets through Unitholder redemptions or a depletion of margin or margin reserves due to a falling market which would also cause the Sponsor to exit the Series futures strategy and as such, prevent the Series from participating in index futures returns. In either case, the Series expects to retain the remaining portion of zero coupon securities in the portfolio, thereby providing existing Unitholders of the Series with protection to principal as stated in the Series objective.

     In addition, Securities will not be sold by a Series to take advantage of market fluctuations or changes in anticipated rates of appreciation. Investors should note, in particular, that the Securities are selected by the Sponsor as of the date the Securities were purchased by the Series involved. Each Series may continue to purchase or hold Securities originally selected through this process even though the evaluation of the attractiveness of the Securities may have changed and, if the evaluation were performed again at that time, the Securities would not be selected for such Series.

                              PRINCIPAL PROTECTION
                              --------------------

     The Series portfolios are organized so that purchasers of units should receive, at the termination of the Series, an amount per unit at least equal to $10.00(or an investor's original purchase price during the offering period, if the portfolio is not set to $10.00 on the funding date of the Series) which is equal to the per unit value upon maturity of the zero coupon securities, even if such Series never paid a distribution and the value of the index futures contracts were to decrease to zero, which the Sponsor considers unlikely. This feature of the Series provides Unitholders who purchase units at the price of $10.00 (or an investors purchase price during the offering period if the portfolio is not set to $10.00 on the funding date of the Series) with total principal protection although they might forego any earnings on the amount invested. To the extent that units are purchased at a lower price, usually in a secondary market, this feature may also provide a potential for capital appreciation. It should be remembered, however, that the value of the zero coupon securities may fluctuate before maturity due to fluctuations in interest rates.

     Units of the Trust are not deposits or obligations of, and are not guaranteed or endorsed by any bank, are not federally insured or otherwise protected by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and involve investment risk, including the possible loss of principal.

                                TRUST PORTFOLIOS
                                ----------------

     Each Series consists of a number of different issues consisting of zero coupon securities, stock index futures, futures options and cash all of which, taken together, in the proper ratios, should achieve, in the opinion of the Sponsor, investment results that correspond to 200% of the performance of the Series' stock index while protecting a Unitholders' original investment principal.

ZERO COUPON SECURITIES: There are currently two basic types of zero coupon securities, those created by separating the interest and principal components of a previously issued interest-paying security and those originally issued in a face amount only form and paying no interest. Zero coupon securities of the U.S. Government and certain of its agencies and instrumentalities and of private corporate issuers are currently available, although the Series will purchase for a Series only those that are direct obligations of the U.S. Treasury. Zero coupon securities of the U.S. Government that are currently available are called STRIPS (Separate Trading of Registered Interest and Principal of Securities). STRIPS are issued under a program introduced by the U.S. Treasury and are direct obligations of the U.S. Government. The U.S. Government does not issue zero coupon securities directly. The STRIPS program, which is ongoing, is designed to facilitate the secondary market stripping of selected Treasury notes and bonds into individual interest and principal components. Under the program, the U.S. Treasury continues to sell its bonds and other securities through its customary auction process. However, a purchaser of those notes and bonds who has access to a book-entry account at a Federal Reserve bank may separate the specified Treasury notes and bonds into individual interest and principal components. The selected Treasury Securities may thereafter be maintained in the book-entry system operated by the Federal Reserve in a manner that permits the separate trading and ownership of the interest and principal payments. The Federal Reserve does not charge a fee for this service; however, the book-entry transfer of interest and principal components is subject to the same fee schedule generally applicable to the transfer of Treasury securities.

     STRIPS are purchased at a discount from $1,000. Absent default by the U.S. Government, a purchaser will receive face value for each of the STRIPS, provided the STRIPS are held to their due dates. STRIPS can be purchased on any business day. The Series will usually purchase zero coupon securities with a maturity period of between six and eight years, with an average maturity of seven years from the "Funding Date" of the Series but with a different maturity period if the Sponsor deems it in the best interests of the Series to do so.

Component Indices.
-----------------

- Dow Jones Industrial Average (the "DJIA" sm) Index consists of 30 of the most widely held and actively traded stocks in the U.S. stock market.
- S & P 500 Index. The S &P 500 Index is made up of some of the largest and most dominate firms in their respective industries.
- NASDAQ 100 Index is comprised of 100 the largest non-financial domestic companies most with technology and/or a growth orientation listed on the Nasdaq Stock Market's National Market.

     The owner of the Dow Jones Industrial Average (the DJIA"), S&P," "S&P 500," and "Standard & Poor's, and The "Nasdaq 100 has not granted to the Series or the Sponsor a license to use the Dow Jones Industrial Average, S&P," "S&P 500," and "Standard & Poor's, and The "Nasdaq 100.

Futures Contracts and Related Options
-------------------------------------

     A Series may purchase or sell stock index futures contracts and options thereon as a substitute for a comparable market position in the underlying securities or to satisfy regulatory requirements. A futures contract obligates the seller to deliver (and the purchaser to take delivery of) the specified commodity on the expiration date of the contract. A stock index futures contract obligates the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made.

     When a Series purchases a put or call option on a futures contract, the Series pays a premium for the right to sell or purchase the underlying futures contract for a specified price upon exercise during the option period. By writing (selling) a put or call option on a futures contract, a Series receives a premium in return for granting to the purchaser of the option the right to sell to or buy from the Series the underlying futures contract for a specified price upon exercise during the option period.

     Whether a Series realizes a gain or loss from futures activities depends generally upon movements in the underlying commodity. The extent of a Series' loss from an unhedged short position in futures contracts or from writing options on futures contracts is potentially unlimited. The Series may engage in related closing transactions with respect to options on futures contracts. The Series will engage in transactions in futures contracts and related options that are traded on a U.S. exchange or board of trade or that have been approved for sale in the U.S. by the Commodities Futures Trading Commission.

     When a Series purchases or sells a stock index futures contract, or sells an option thereon, the Series will be considered "naked" and will not initially "cover" its position. To cover a position, a Series would enter into an offsetting position or maintain with its custodian bank (and mark-to-market on a daily basis) a segregated account consisting of liquid instruments that, when added to any amounts deposited with a futures commission merchant as margin, are equal to the initial market value of the futures contract or otherwise "cover" its position. Because the Series is unmanaged, fluctuations in the value of underlying futures contracts or options cannot be covered with additional assets in situations where the underlying futures contract or option have decreased in value. Remaining securities in the portfolio (zero coupon securities) are maintained in a ratio to margin and cash that would adequately provide for a Unitholders return of original investment principal at the time of the Series' termination. INDEX OPTIONS AND FUTURES CONTRACTS ARE SUBJECT TO SUBSTANTIAL RISK. UNCOVERED ("NAKED") FUTURES CONTRACTS CAN, IN CERTAIN MARKET CONDITIONS PROVIDE FOR UNLIMITED LOSSES TO THE SERIES.

     Although the Series intend to buy or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time.

     Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Series to substantial losses. If trading is not possible, or if a Series determines not to close a futures position in anticipation of adverse price movements, the Series will be required to make daily cash payments of variation margin. The risk that the Series will be unable to close out a futures position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market.

Index Options Transactions
--------------------------

     A Series may purchase and write options on stock indexes that are traded on U.S. and foreign exchanges and options traded over-the-counter with broker-dealers, financial institutions or other parties. Although the Series will not initially invest in index options, the Sponsor may, from time to time, determine that an options strategy would be beneficial for a Series. At the Sponsor's discretion, a Series would enter into option transactions to create investment exposure consistent with its investment objective or hedge or limit the exposure of its positions.

     A stock index fluctuates with changes in the market values of the stocks included in the index. Options on stock indexes give the holder the right to receive an amount of cash upon exercise of the option. Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being exercise price of the option. The amount of cash received, if any, will be the difference between the closing price of the index and the exercise price of the option, multiplied by a specified dollar multiple. The writer (seller) of the option is obligated, in return for the premiums received from the purchaser of the option, to make delivery of this amount to the purchaser. All settlements of index options transactions are in cash.

     Index options are subject to substantial risks, including the risk of imperfect correlation between the option price and the value of the underlying securities composing the stock index selected and the risk that there might not be a liquid secondary market for the option. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a Series will realize a gain or loss from the purchase or writing (sale) of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than upon movements in the price of a particular stock. Whether a Series will realize a profit or loss by the use of options on stock indexes will depend on movements in the direction of the stock market generally or of a particular industry or market segment. Use of such options requires different skills and techniques than are required for predicting changes in the price of individual stocks. A Series will not enter into an option position that exposes the Series to an obligation to another party, unless the Series either (i) owns an offsetting position in securities or other options and/or (ii) maintains with the Series custodian bank liquid instruments that, when added to the premiums deposited with respect to the option, are equal to the market value of the underlying stock index not otherwise covered.

     Over-the-counter options are purchased or written by the Series in privately negotiated transactions. Such options are subject to the Series illiquid investment limitations. It may not be possible for a Series to dispose of an option it has purchased or terminate its obligations under an option it has written at a time when the Sponsor believes it would be advantageous to do so. In addition, over-the-counter options involve the risk that the "counterparty" participating is such transactions will not fulfill its obligation. Initially, the Sponsor does not intend to use index options, over-the-counter or otherwise, in a Series to achieve it's stated objective.

REGISTERED INVESTMENT COMPANIES.

     The series may invest in other registered investment companies. These investment companies will be principally money market funds. These funds generally invest in short term money market instruments and the value of their shares are typically set at $1.00. It is intended that each Series will invest some or all of the excess cash remaining in the Series after the completion of the purchase of its principal securities. This cash will be used to honor Unitholder redemptions, to maintain futures margin, and to pay the Series expenses. When a Series invests in other funds, Unitholders will be subject to the risks associated with those funds, and Unitholders will pay, indirectly, a portion of the fund's fees and expenses. The Trust may not invest more than 10% of its net assets in other investment companies, and it cannot own more than 3% of any one investment company's outstanding shares.

REPURCHASE AGREEMENTS

     Under a repurchase agreement arrangement, a Series purchases a debt security and simultaneously agrees to sell the security back to the seller at a mutually agreed-upon future price and date, normally one day or a few days later. The resale price is greater than the purchase price, reflecting an agreed-upon market interest rate during the purchaser's holding period. While the maturities of the underlying securities in repurchase transactions may be more than one year, the term of each repurchase agreement will always be less than one year. A Series will enter into repurchase agreements only with member banks of the Federal Reserve System or primary dealers of U.S. government securities. The Sponsor will monitor the creditworthiness of any firm which is a party to a repurchase agreement with the Series. In the event of a seller's default or bankruptcy, the Series will liquidate the securities (whose market value, including accrued interest, must be at least equal to 100% of the dollar amount invested by the Series in each repurchase agreement) held under the applicable repurchase agreement, which securities constitute collateral for the seller's obligation to pay. However, liquidation could involve costs or delays and, to the extent proceeds from the sales of these securities were less than the agreed-upon repurchase price, the Series would suffer a loss. The Series also may experience difficulties and incur certain costs in exercising its rights to the collateral and may lose the interest the Series expected to receive under the repurchase agreement. Repurchase agreements usually are for short periods, such as one week or less, but may be longer. It is the current policy of the Series to treat repurchase agreements that do not mature within seven days (or which may not be terminated within seven calendar days upon notice by the Series) as illiquid for the purposes of its investment policies.

CASH RESERVES.

     As a cash reserve for liquidity purposes or as "cover" for positions it has taken, a Series may temporarily invest all or part of the Series' assets in cash or cash equivalents, which include, but are not limited to, short-term money market instruments, U.S. government securities, certificates of deposit, bankers acceptances, or repurchase agreements secured by U.S. government securities.

LENDING OF PORTFOLIO SECURITIES.

     Subject to the restrictions set forth below, each of the Series may lend portfolio securities to brokers, dealers, and financial institutions, provided that cash equal to at least 100% of the market value of the securities loaned is deposited by the borrower with the Trust and is marked-to-market each business day in a segregated account pursuant to applicable regulations. While such securities are on loan, the borrower will pay the lending Series any income accruing thereon, and the Series may invest the cash collateral in portfolio securities thereby earning additional income on the securities, or use it to maintain futures margin. A Series will not lend its portfolio securities if such loans are not permitted by the laws or regulations of any state in which the Fund's shares are qualified for sale, and the Series will not lend more than 33 1/3% of the value of the Series' total assets. Loans would be subject to termination by the lending Series or by the borrower on an agreed upon notice period. Borrowed securities must be returned when the loan is terminated. Any gain or loss on the market price of the borrowed securities which occurs during the term of the loan inures to the lending Series and that Series' Unitholders. A lending Series may pay reasonable finders, borrowers, administrative, and custodial fees in connection with a loan.

                                  RISK FACTORS.
                                  ------------

     An investment in units should be made with an understanding of the risks inherent in an investment in zero coupon securities, index options and futures contracts including the risk that the financial condition of the Securities may become impaired or that the general condition of the stock market may worsen (both of which may contribute directly to a decrease in the value of the Securities and thus, in the value of the units)

     The series will invest a percentage of their assets in leveraged instruments such as futures and options contracts , although investments will not be made in options contracts initially. The more a Series invests in leveraged instruments, the more this leverage will magnify any gains or losses on those instruments. The Series will use futures contracts and related options to gain exposure to a particular market or instrument and intends to use leveraged instruments in order to achieve the Series' investment objective. The Series will only enter into futures contracts traded on a national futures exchange or board of trade.

     Unitholders should also consider the special factors discussed below that are associated with the investment policies of the Series in determining the appropriateness of investing in the Series.

     Unitholders can expect that their returns over the approximately seven year maturity period of each Series will deviate from their respective benchmarks, both positively and negatively, depending on several factors. Among these factors are: (1) a Series' expenses, including brokerage (which may be increased by high portfolio turnover) and the cost of the investment techniques employed by the Series; (2) an unbalance in the Series' portfolio alignment due to unit redemptions; (3) an imperfect correlation between the performance of instruments held by the Series, such as futures contracts and options, and the performance of the underlying securities in the cash market; (4) bid-ask spreads (the effect of which may be increased by portfolio turnover); (5) holding instruments traded in a market that has become illiquid or disrupted (although the Series will only purchase exchange-traded futures and options, due to market conditions there may not be a liquid secondary market for a futures contract or option and as a result, the Series may be unable to close out its futures or options contracts at a time which is advantageous; (6) unit price rounding to the nearest cent;
(7) changes to the cash market index that are not disseminated in advance; (8) the need to conform a portfolio's assets to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the securities of a Series trade: while a close correlation of any of the Series to its Index may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the net asset value of the Units of a Series may diverge significantly from the cumulative percentage decrease or increase in the Index due to a compounding effect. and (10) zero coupon securities of the type held by the Series can be sold prior to their due date in the secondary market at their then prevailing market value which, depending on prevailing levels of interest rates, the time remaining to maturity and liquidity (i.e., relative levels of supply and demand for the particular zero coupon securities), may be more or less than the securities' "accreted value", that is, their value based solely on the amount due at maturity and accretion of interest from the date of purchase. The market prices of zero coupon securities are generally more volatile than the market prices of securities that pay interest periodically and, accordingly, are likely to respond to a greater degree to changes in interest dates than do bonds and other securities having similar maturities and yields. For example, during the Offering Period, an increase in prevailing interest rates of one-half of one percent could be expected to cause the market value of the zero coupon securities to decrease by more than four percent, and a one-half percent decrease in such rates could be expected to cause the market value of such securities to increase by more than four percent. Such fluctuations may be larger or smaller depending on, among other things, the level of current rates and the time remaining to maturity. As a result, the net asset value of Units of the Series may fluctuate over a greater range than Units or shares of other investment companies that invest in Treasury Securities having similar maturities and yields but that make current distributions of interest. This is especially true during the Series Offering Period when the Series' portfolios will make periodic purchases of zero coupon securities.

                                    LEVERAGE
                                    --------

     The Series intend to regularly use leveraged investment techniques in pursuing their investment objectives. Utilization of leveraging involves special risks and should be considered to be speculative. Leverage exists when a Series achieves the right to a return on a capital base that exceeds the amount the Series has invested. Leverage creates the potential for greater gains to Unitholders of the Series during favorable market conditions and the risk of magnified losses during adverse market conditions. Leverage should cause higher volatility of the net Unit values of the Series. . Leverage may involve the creation of a liability that requires the Series to pay interest which would decrease the Series' total return to Unitholders. During adverse market conditions, Unitholders of the Series may experience a loss of approximately twice the amount they would have incurred (less accrued interest on zero coupon securities to date) had the Series not been leveraged. The reverse is true in positive market conditions.

     Units of the Series are not deposits or obligations of, and are not guaranteed or endorsed by, any bank, and are not federally insured or otherwise protected by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and involve investment risk, including the possible loss of principal.

                               FEDERAL TAX STATUS.
                               -------------------

     The Trust has elected and intends to qualify on a continuing basis for special federal income tax treatment as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). If the Trust so qualifies and timely distributes to the Unitholders of the Series 90% or more of the Series taxable income (without regard to net capital gain, i. e. the excess of its net long-term capital gain over net short-term capital loss), it will not be subject to federal income tax on the portion of the Series taxable income (including any net capital gain) that it distributes to Unitholders. In addition, to the extent the Trust timely distributes to Unitholders at least 98% of the taxable income of the Series (including any net capital gain), it will not be subject to the 4% excise tax on certain undistributed income of "regulated investment companies.

     Because the Trust intends to timely distribute the taxable income of the Series (including any net capital gain), it is anticipated that the Trust will not be subject to federal income tax or the excise tax.

     Although all or a portion of the Trust's taxable income (including any net capital gain) for the taxable year may be distributed to Unitholders shortly after the end of the calendar year, such a distribution will be treated for federal income tax purposes as having been received by Unitholders during the calendar year just ended. Distributions to Unitholders of the Series taxable income (other than net capital gain) will be taxable as ordinary income to Unitholders. The zero coupon securities will be treated as bonds that were issued to the Series at an original issue discount. Original issue discount is treated as interest for federal income tax purposes and the amount of original issue discount generally will be the difference between the bond's purchase price and its stated redemption price at maturity. The Series will be required to include in gross income for each taxable year the daily portions of original issue discount attributable to the zero coupon securities held by the Series as such original issue discount accrues. Dividends derived from such original issue discount that accrues for such year will be taxable to Unitholders as ordinary income. ( In general, original issue discount accrues daily under a constant interest rate method which takes into account the compounding of accrued interest. In the case of zero coupon securities, this method will generally result in an increasing amount of income to the series each year.) To the extent that distributions to a Unitholder in any year exceed the Series' current and accumulated earnings and profits, they will be treated as a return of capital and will reduce the Unitholder's basis of his or her Units and, to the extent that they exceed his or her basis, will be treated as a gain from the sale of the Units as discussed below.

     It should be noted that certain legislative proposals have been made which could affect the calculation of basis for investors holding securities that are substantially identical to the Series securities. Unitholders should consult their own tax advisors with regard to the calculation of basis.

     Distributions by the Trust of a Series net capital gain which are properly designated as capital gain dividends by the Series will be taxable to Unitholders as long-term capital gain, regardless of the length of time the Units have been held by a Unitholder. However, if a Unitholder receives a long-term capital gain dividend (or is allocated a portion of the Series' undistributed long-term capital gain) and sells his or her Units at a loss prior to holding them for six months, such losses will be characterized as long-term capital loss to the extent of such long-term capital gain received as a dividend or allocable to a Unitholder. A Unitholder may recognize a taxable gain or loss if the Unitholder sells or redeems his or her units. Any gain or loss arising from (or treated as arising from) the sale or redemption of Units will generally be a capital gain or loss, except in the case of a dealer or a financial institution. (For taxpayers other than corporations, net capital gain (which is defined as net long-term capital gain over net short- term capital loss for the taxable year) is subject to a maximum marginal stated tax rate of either 28% or 20%, depending upon the holding periods of the capital assets. Capital loss is long-term if the holding period for the asset is more than one year, and is short-term if the holding period for the asset is one year or less. Generally, capital gains realized from assets held for more than one year but not more than 18 months are taxed at a maximum marginal stated tax rate of 28% and capital gains realized from assets (with certain exclusions) held for more than 18 months are taxed at a maximum marginal stated tax rate of 20% (10% in the case of certain taxpayers in the lowest tax bracket). Further, capital gains realized from assets held for one year or less are taxed at the same rates as ordinary income. Legislation is currently pending that provides the appropriate methodology that should be applied in netting the realized capital gains and losses. Such legislation is proposed to be effective retro actively for tax years ending after May 6, 1997. The Internal Revenue Service has released preliminary guidance which provides that, in general, pass-through entities may designate their capital gain dividends as either a 20% rate gain distribution or a 28% rate gain distribution, depending on the nature of the gain received by the pass-through entity.)

     Unitholders should consult their own tax advisers as to the tax rate applicable to capital gain dividends. (In addition, capital gains may be recharacterized as ordinary income in the case of certain financial transactions that are "conversion transactions" effective for transactions entered into after April 30, 1993. Unitholders and prospective investors should consult with their tax advisers regarding the potential effect of this provision on their investment in Units.)

     The 1997 Tax Act includes provisions that treat certain transactions designed to reduce or eliminate risk of loss and opportunities for gain (e.g., short sales, offsetting notional principal contracts, futures or forward contracts or similar transactions) as constructive sales for purposes of recognition of gain (but not loss) and for purposes of determining the holding period.

     Distributions which are taxable as ordinary income to Unitholders will constitute dividends for federal income tax purposes. (when units are held by corporate Unitholders, Series distributions may qualify for the 70% dividends-received deduction, subject to the limitations otherwise applicable to the availability of the deduction, to the extent the distribution is attributable to dividends received by the series from United States corporations and is designated by such series as being eligible for such deduction. To the extent dividends received by the series are attributable to foreign corporations, a corporation that owns units will not be entitled to the dividends-received deduction with respect to its pro rata portion of such dividends, since the dividends-received deduction is generally available only with respect to dividends paid by domestic corporations. The series will provide each Unitholder with information annually concerning what part of series distributions are eligible for the dividends-received deduction. Under the Code, certain miscellaneous itemized deductions, such as investment expenses, tax return preparation fees and employee business expenses, will be deductible by individuals only to the extent they exceed 2% of adjusted gross income. Miscellaneous itemized deductions subject to this limitation under present law do not include expenses incurred by the Series so long as the units are held by or for 500 or more persons at all times during the taxable year or another exception is met. In the event the Units are held by fewer than 500 persons, additional taxable income may be realized by the individual (and other non-corporate) Unitholders in excess of the distributions received from the Series.)

     The federal tax status of each year's distributions will be reported to Unitholders and to the Internal Revenue Service. Each Unitholder will be requested to provide the Unitholder's taxpayer identification number to the Trustee and to certify that the Unitholder has not been notified that payments to the Unitholder are subject to back- up withholding. If the proper taxpayer identification number and appropriate certification are not provided when requested, distributions by the Series to such Unitholder (including amounts received upon the redemption of Units) will be subject to back-up withholding. A Unitholder who is a foreign investor (i.e., an investor other than a United States citizen or resident or a United States corporation, partnership, estate or series) should be aware that, generally, subject to applicable tax treaties, distributions from the Series which constitute dividends for Federal income tax purposes (other than dividends which the Series designates as capital gain dividends) will be subject to United States income taxes, including withholding taxes. However, distributions received by a foreign investor from the Series that are designated by the Series as capital gain distributions should not be subject to United States federal income taxes, including withholding taxes, if all of the following conditions are met (i) the capital gain dividend is not effectively connected with the conduct by the foreign investor of a trade or business within the United States, (ii) the foreign investor (if an individual) is not present in the United States for 183 days or more during his or her taxable year, and (iii) the foreign investor provides all certification which may be required of his status (foreign investors may contact the Sponsor to obtain a Form W-8 which must be filed with the Trustee and refiled every three calendar years thereafter). Foreign investors should consult their tax advisers with respect to United States tax consequences of ownership of Units.

     Units in the Series and Series distributions may also be subject to state and local taxation and Unitholders should consult their tax advisers in this regard.

     The foregoing discussion relates only to the federal income tax status of the Series and to the tax treatment of distributions by the Series to United States Unitholders. Distributions by the Series will generally be subject to United States income taxation and withholding in the case of Units held by non-resident alien individuals, foreign corporations or other non-United States persons. Such persons should consult their tax advisers. Unitholders desiring to purchase Units for tax-deferred plans and IRAs should consult their broker-dealers for details on establishing such accounts.

     The Trust  intends to  qualify  as a  "regulated  investment  company"  for
purposes  of  the  Internal   Revenue  Code,   which   imposes   diversification
requirements on the Series.

                            PUBLIC OFFERING OF UNITS
                            ------------------------

PUBLIC OFFERING PRICE.

     The Public Offering Price per unit is based on the aggregate underlying value of the portfolio securities, plus or minus a pro-rata portion of the cash, if any, in the Income and Capital Accounts held for or owned by the Series. Units of the A and B classes of a Series will be sold without a sales commission.

     The minimum purchase amount is $3,000 for taxable accounts and $250.00 for retirement accounts.

     Units are available for purchase by investors who purchase units either directly or through registered investment advisers, certified financial planners or registered broker-dealers which in each case either charge periodic fees for financial planning, investment advisory or asset management services, or provide such services in connection with the establishment of an investment account for which a comprehensive "wrap fee" charge is imposed. Both the A and B classes of a Series will be available to those financial intermediaries described above. Shares of the A class are available only for direct investors of the Series. Unitholders of any Series may utilize their redemption or termination proceeds to purchase Units of a similar or different series currently offered by the Sponsor.

     As indicated above, the Public Offering Price of the Series' units was established by dividing the aggregate underlying value of the Series portfolio Securities less liabilities by the number of units outstanding. Such underlying value shall include the proportionate share of any cash held in the Capital Account. Such price determination as of the opening of business on the Initial Date of Offering was made on the basis of an evaluation of the Securities in a Series that was prepared by the Sponsor.

                                   EVALUATION
                                   ----------

After the opening of business on the Initial Date of Offering, the Evaluator will appraise or cause to be appraised daily the value of the underlying Securities as of the valuation time on days the New York Stock Exchange (NYSE), Chicago Mercantile Exchange (CME) and Chicago Board of trade (CBOT) are open for business, normally 4:00 p.m. Eastern Time (ordinarily, the close of the regular session for options trading on national securities exchanges is 4:15 p.m. Eastern Time and the close of the regular session of commodities exchanges is 4:15 p.m. Eastern Time) and will adjust the Public Offering Price of the units commensurate with such valuation. Such Public Offering Price will be effective for all orders received at or prior to the close of trading on the New York Stock Exchange on each such day. Orders received by the Trustee, Sponsor or any dealer for purchases, sales or redemption's after that time, or on a day when the New York Stock Exchange, Chicago Mercantile Exchange and Chicago Board of trade are closed, will be held until the next determination of price. (Currently, the CME, CBOT and the NYSE are closed on weekends, and the following holiday closings have been scheduled for 2000: (i) New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and (ii) the preceding Friday when any of those holidays falls on a Saturday or the subsequent Monday when any of these holidays falls on a Sunday.) To the extent that portfolio securities of the Series are traded in other markets on days when the Series' principal trading markets are closed, the Series net asset value may be affected on days when investors do not have access to the Series to purchase or redeem shares. The unit value of each Series serves as the basis for the purchase and redemption price of that Series' units. The net asset value per Unit of the Series is calculated by dividing the market value of the Series assets, less all Series' liabilities by the number of out standing Series Units. If market quotations are not readily available, a security will be valued at fair value by the Evaluator of the Series or by the Sponsor, using methods established or ratified by the Trustee. Securities in the Series portfolio, except as otherwise noted, that are listed or traded on a stock exchange, are valued on the basis of the last sale on that day or, lacking any sales, at a price that is the mean between the closing bid and asked prices. Other securities that are traded on the OTC markets are priced using NASDAQ (National Association of Securities Dealers Automated Quotations), which provides information on bid and asked prices quoted by major dealers in such stocks. Bonds, other than convertible bonds, are valued using a third-party pricing system. Short-term debt securities are valued at amortized cost, which approximates market value. When market quotations are not readily available, Series Securities and other assets are valued at fair value as determined, in good faith, under procedures established by and under the general supervision and responsibility of the Trustee. Puts, calls and futures contracts purchased and held by the Series are valued at 4:00 p.m. Eastern Time which is not the close of the securities or commodities exchanges on which they are traded. (Ordinarily, the close of the regular session for options trading on national securities exchanges is 4:15 p.m. Eastern Time and the close of the regular session of commodities exchanges is 4:15 p.m. Eastern Time.) Options on securities and indices purchased by the Series generally are valued at their last bid price in the case of exchange-traded options or, in the case of options traded in the OTC market, the average of the last bid price as obtained from two or more dealers unless there is only one dealer, in which case that dealer's price is used. Futures contracts will be valued with reference to established futures exchanges. The value of a futures contract purchased by a Series will be either the closing price of that contract or the bid price. Conversely, the value of a futures contract sold by a Series will be either the closing price or the asked price. The value of options on futures contracts is determined based upon the current settlement price for a like option acquired on the day on which the option is being valued. A settlement price may not be used for the foregoing purposes if the market makes a limit move with respect to a particular commodity.

                          PUBLIC DISTRIBUTION OF UNITS
                          ----------------------------

     The Sponsor intends to qualify units of each Series for sale in any or all fifty states and the District of Columbia. During the initial offering period, units will be sold at the current Public Offering Price. When the initial offering period ends, units the Sponsor has reacquired may be offered by this prospectus at the secondary market at prices based upon the unit redemption price (see "Sponsor's Secondary Market" and "Secondary Market for the Units"). Units will be offered through dealers who are members of The National Association of Securities Dealers, Inc. and through others. Sales may be made to or through dealers at unit prices which do not include a front-end sales commission. The Sponsor reserves the right to change the pricing structure on either the A or B classes of the several Series from time to time to add or vary a sales charge.

     At various times the Sponsor, out of its own assets, may implement programs under which the sales force of a broker, dealer or other intermediary may be eligible to win nominal awards for certain sales efforts. Also, the Sponsor, in its discretion, may, from time to time, pursuant to objective criteria established by the Sponsor, pay fees to qualifying brokers, dealers or other intermediaries for certain services or activities which are primarily intended to result in sales of units. Such payments are made by the Sponsor out of its own assets, and not out of the assets of the Series. These programs will not change the price Unitholders pay for their units or the amount that the Series will receive from the units sold. The Sponsor reserves the right to reject, in whole or in part, any order for the purchase of units.

                         SECONDARY MARKET FOR THE UNITS.
                         ------------------------------

     Although not obligated to do so, the Sponsor intends to maintain a market for the units after the initial offering period and continuously offer to purchase units from investors at prices based on the unit Redemption Price.

     The Sponsor will pay all expenses to maintain a secondary market, except the Evaluator fees and Trustee costs to transfer and record the ownership of units.

     The Sponsor may discontinue purchases of units at any time. If a Unitholder wishes to dispose of units by sale or redemption, he or she should ask the Sponsor for the current market prices before making a tender for redemption to the Trustee.

     If a Unitholder either sells Class B units in the Secondary Market or tenders them for redemption before the total deferred sales charge has been paid on the units, he or she will have to pay the remaining deferred sales charge at that time.

     During extreme market conditions, a series may pledge portfolio securities as collateral for loans used to maintain margin on futures contracts. During this period the price of units redeemed will reflect a proportionate interest in the amount borrowed.

DISTRIBUTOR.

     Declaration Distributors, Inc. 555 North Lane Suite 6160 Conshohocken, PA 19428, a member of The National Association of Securities Dealers, Inc., will serve as the distributor and principal underwriter for the Units of the Series and each Series of the Trust in all fifty states and the District of Columbia. Declaration Distributors, Inc. an affiliate of Declaration Holdings, Inc, and will receive compensation for serving as distributor, as set forth in the Unitholder Services Plan.

                                   REDEMPTION
                                   ----------

SELLING (REDEEMING) UNITS.

     A Unitholder can sell units at any time for a redemption price based on the Series' net Unit value. The net Unit value is calculated in the manner set forth above. See Public Offering Price, above. If the amount of the redemption is $25,000 or less and the proceeds are payable to the Unitholder(s)of record at the address of record, no signature guarantee is necessary for redemption by individual account owners (including joint owners). Additional documentation may be requested, and a signature guarantee is always required, from corporations, executors, administrators, trustees, guardians or associations. The signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guaranty program as may be accepted by the Trustee.

SPONSORS' SECONDARY MARKET

     While not obligated to do so, the Sponsor may repurchase Units at net asset value less any remaining unpaid deferred sales fee and the cost of liquidating securities (if any). The Sponsor may resell the Units to other buyers or tender them to the Trustee for redemption. (The Sponsor has not maintained a secondary market for units in the past) If a secondary market is maintained the Sponsor may discontinue it without prior notice for any business reason.

SELLING (REDEEMING) UNITS BY TENDER TO THE TRUSTEE

     Regardless of whether the Sponsor maintains a secondary market, a Unitholder can redeem Units, at any time, by tender to the Trustee or, if the Units are held in street name by contacting his or her broker, dealer or financial institution that holds the Units in street name. Sometimes, additional documents are needed such as a Series document, certificate of corporate authority, certificate of death or appointment as executor, administrator or guardian.

     Within seven days after the request and the receipt of the necessary documents, the Trustee will mail a check for the redemption proceeds to the Unitholder.

     As long as the Sponsor is maintaining a secondary market, the Trustee may sell units to the Sponsor at a price based on unit net asset value. If there is no secondary market, the Trustee may sell units in the over-the-counter market if it believes it can obtain a higher price.

     Redemptions will be made by the Trustee no later than the seventh calendar day following the day on which a tender for redemption is received (the "Redemption Date"), or if the seventh calendar day is not a business day, on the first business day prior thereto, by payment of cash equivalent to the unit Redemption Price for the Series ( as of the evaluation time next following such tender), multiplied by the number of units being redeemed. Any units redeemed shall be canceled and any undivided fractional interest in the Series extinguished. The price received upon redemption might be more or less than the amount paid by the Unitholder depending on the value of the Securities in the Series at the time of redemption.

     Unitholders who sell or redeem B class units prior to such time as the entire deferred sales charge on such units has been collected will be assessed the amount of the remaining deferred sales charge at the time of such sale or redemption.

     Under regulations issued by the Internal Revenue Service, the Trustee is required to withhold a specified percentage of the principal amount of a unit redemption if the Trustee has not been furnished the redeeming Unitholder's tax identification number in the manner required by such regulations. Any amount so withheld is transmitted to the Internal Revenue Service and may be recovered by the Unitholder only when filing a tax return. Under normal circumstances the Trustee obtains the Unitholder's tax identification number from either the selling broker or the investor at the time of investment. However, any time a Unitholder elects to tender Units for redemption, such Unitholder should make sure that the Trustee has been provided a certified tax identification number in order to avoid "back-up withholding". In the event the Trustee has not been previously provided such number, the Unitholder must provide one at the time the redemption is requested.

     Any amounts paid on redemption representing unpaid dividends shall be withdrawn from the Income Account of the Series to the extent that funds are available for such purpose. All other amounts paid on redemption shall be withdrawn from the Capital Account for the Series.

     The Trustee is empowered to sell Securities for the Series in order to make funds available for the redemption of units of the Series. Such sale may be required when Securities would not otherwise be sold and might result in lower prices than might otherwise be realized.

     Unitholders tendering units for redemption are not permitted a distribution in kind from the Trustee in lieu of cash. A Unitholder may request a distribution in kind, provided that the tendering Unitholder is (1) entitled to receive at least $1,000,000 of proceeds as part of his or her distribution or if he paid at least $1,000,000 to acquire the units being tendered and (2) the Unitholder has elected to redeem at least one month prior to the Mandatory Termination Date. If the Unitholder meets these requirements, a distribution in kind will be made by the Trustee through the distribution of each of the Securities of the Series in book entry form to the Unitholder's account at a bank or broker-dealer. The tendering Unitholder shall be entitled to receive whole shares of each of the Securities comprising the portfolio of the Series and cash from the Capital Account equal to the fractional shares to which the tendering Unitholder is entitled.

     The Trustee shall make any adjustments necessary to reflect differences between the Redemption Price of the units and the value of the Securities distributed in kind as of the date of tender. If funds in the Capital Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee may sell Securities.

     The in kind redemption option may be terminated by the Sponsor at any time.

     To the extent that Securities are redeemed in kind or sold, the size (and possibly the diversity) of the Series will be reduced but each remaining unit will continue to represent approximately the same proportional interest in each Security.

     The Sponsor believes that significant redemptions in the Series will create negative market price consequences to the remaining Unitholders stemming from the trading of large volumes of securities in the Series in order to honor redemption requests. This may alter the Series' performance alignment and result in a diminished unit value. However such misalignment will not effect the Series' goal of returning a Unitholder's original principal at Termination.

                                RETIREMENT PLANS
                                ----------------

     Units of the Series may be suitable for purchase by Individual Retirement Accounts, Keogh Plans, pension funds and other tax qualified retirement plans. Generally, capital gains and income received under such plans are not subject to federal taxation. All distributions from such plans are generally treated as ordinary income but may, in some cases, be eligible for special income averaging or tax-deferred rollover treatment. Investors considering participation in any such plan should carefully review specific tax laws related thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan. Such plans are offered by brokerage firms and other financial institutions. The Trust will waive the $3,000 minimum investment requirement for IRA accounts. The minimum investment is $250 for tax-deferred plans such as IRA accounts.

     Fees and charges with respect to such plans may vary. ___________ has agreed to act as custodian for certain retirement plan accounts. An annual fee of $15.00 per account, if not paid separately, will be assessed by the Trustee and paid through the liquidation of units. An individual wishing to establish a retirement account must complete an Enhanced Index Series UIT/IRA application and forward it along with a check made payable to Custodian.

                                   UNITHOLDERS
                                   -----------

CERTIFICATES. The Series and each Series of the Trust will not issue stock certificates evidencing units. Instead, your account will be credited with the number of units purchased, relieving you of responsibility for safekeeping of certificates and the need to deliver them upon redemption. Written confirmations are issued to you for all purchases of shares.)

 WHAT REPORTS WILL UNITHOLDERS RECEIVE

     The Trustee shall furnish Unitholders in connection with each distribution, a statement of the amount of income, if any, and the amount of other receipts, if any, which are being distributed, expressed in each case as a dollar amount per unit. Within a reasonable time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Unit holder of the Trust, the following information in reasonable detail: (1) a summary of transactions in the Trust for such year; (2) any Securities sold during the year and the Securities held at the end of such year by the Trust;
(3) the redemption price per unit based upon a computation thereof on the 31st day of December of such year (or the last business day prior thereto); and (4) amounts of income and capital gains distributed during such year.

HOW IS EVIDENCE OF OWNERSHIP ISSUED AND TRANSFERRED

     The Trustee is authorized to treat as the record owner of units that person who is registered as such owner on the books of the Trustee.

BOOK ENTRY FORM
---------------

     The Trustee will maintain an account for each such unit holder and will credit each such account with the number of units purchased by that unit holder. Within two business days of the issuance or transfer of units, the Trustee will send to the registered owner of units a written initial transaction statement containing a description of the Trust; the number of units issued or transferred; the name, address and taxpayer identification number, if any, of the new registered owner; a notation of any liens and restrictions of the issuer and any adverse claims to which such units are or may be subject or a statement that there are no such liens, restrictions or adverse claims; and the date the transfer was registered.

DISTRIBUTIONS TO UNITHOLDERS

     Dividends consisting of substantially all of a Series' net investment income, if any, are declared and paid annually. The Series may also declare an additional dividend of net investment income and net short term capital gains in a given year to the extent necessary to avoid the imposition of federal excise taxes on the Series. Distributions consisting of substantially all the realized net capital gains for the Series are declared and paid on an annual basis, except that an additional capital gain distribution may be made in a given year to the extent necessary to avoid the imposition of federal excise tax on the Series.

     Declared dividends and distributions are payable to the Unitholder of record on the record date. Dividends and capital gain distributions paid by the Series will be automatically reinvested in additional units of similar Enhanced Index Series then currently being offered by the Sponsor. Units will be purchased at the current unit value if such Series are registered in such Unitholder's state of residence. The

Sponsor expects to offer portfolios with similar investment objectives every ninety (90) days, however, there is no guarantee that a similar portfolio will be available at the time of distribution. All distributions will be reinvested unless the shareholder has elected to have them paid in cash. Dividends and distributions to be paid in cash are mailed by check, ACH or are wire transferred in accordance with the Unitholder's instructions.

DIVIDEND AND DISTRIBUTION REINVESTMENT

     Unitholders may elect to have distributions of dividends or capital (including capital gains, if any) or both automatically invested without a sales charge in units of certain Enhanced Index Series currently being offered and Sponsored by Enhanced Index Distributors, LLC at the current unit value if such Series are registered in such Unitholder's state of residence. The Sponsor expects to offer portfolios with similar investment objectives every ninety (90) days, however, there is no guarantee that a similar portfolio will be available at the time of distribution. Detailed information with respect to the investment objectives and the management of each series is contained in their respective prospectuses, which can be obtained from the Sponsor upon request. In the event a similar portfolio is not available during the distribution period, the Sponsor will offer alternative investments or may require non-retirement accounts to accept distributions in cash. An investor should read the prospectus of the reinvestment fund selected prior to making the election to reinvest.

     Unitholders who desire to have such distributions automatically reinvested should inform their broker at the time of purchase or should notify the Trustee with a written notice of election.

     Unitholders who are receiving distributions in cash may elect to participate in distribution reinvestment by notifying the Trustee in writing. Such election must be received by the Trustee at least ten days prior to the Record Date applicable to any distribution in order to be in effect for such Record Date. Any election shall remain in effect until a subsequent notice is received by the Trustee. All inquiries concerning participation in dividend and distribution reinvestment should be directed to Declaration Service Company telephone number--------.

STATEMENTS TO UNITHOLDERS

     With each distribution, the Trustee will furnish or cause to be furnished to each Unitholder a statement of the amount of income and the amount of other receipts, if any, which are being distributed, in each case as a dollar amount per unit.

RIGHTS OF UNITHOLDERS.

     A Unitholder may at any time tender units to the Trustee for redemption. The death or incapacity of any Unitholder will not operate to terminate the Series nor entitle legal representatives or heirs to claim an accounting or to bring any action or proceeding in any court for partition or winding up of such Series. No Unitholder shall have the right to control the operation and management of the Series in any manner, except to vote with respect to the amendment of the Series Agreement or termination of such Series.

                             INVESTMENT SUPERVISION.
                             ----------------------

     The Series is registered with the SEC as a unit investment series and is not an "actively managed" fund. Traditional methods of investment management for a managed fund typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. The portfolios of the Series, however, will not be actively managed and therefore the adverse financial condition of an issuer will not necessarily require the sale of its securities from a portfolio. As a general rule, the only purchases and sales that will be made with respect to a Series' portfolio will be those necessary to maintain, to the extent feasible, a portfolio which reflects the current components of the related stock index, taking into consideration redemptions, sales of additional units and the other adjustments referred to elsewhere in this prospectus. See "The Series Portfolios". Such purchases and sales will be made in accordance with the computer program utilized to maintain the portfolios, the Series Agreement and procedures to be specified by the Sponsor. The Sponsor may direct the Trustee to dispose of Securities and either to acquire other Securities through the use of the proceeds of such disposition in order to make changes in the portfolio or to distribute the proceeds of such disposition to Unitholders (i) as necessary to minimize extraordinary market conditions, (ii) as may be necessary to establish a closer correlation between a Series portfolio and the related stock index or (iii) as may be required for purposes of distributing to Unitholders, when required, their pro rata share of any net realized capital gains or (iv) as the Sponsor may otherwise determine. In the event the Trustee receives any securities or other properties relating to the Securities (other than normal dividends) acquired in exchange for Securities such as those acquired in connection with a reorganization, recapitalization, merger or other transaction, the Manager is directed to sell such securities or other property and reinvest the proceeds in shares of the Security to which such securities or other property relates, or if such Security is thereafter removed from the related stock index, then in any new security which is added as a component of such index. In addition, the Sponsor will instruct the Manager to dispose of certain Securities and to take such further action as may be needed from time to time to ensure that the Series continues to satisfy the qualifications of a regulated investment company, including the requirements with respect to diversification under Section 851 of the Internal Revenue Code, and as may be needed from time to time to avoid the imposition of any excise tax on such Series as a regulated investment company. Proceeds from the sale of Securities (or any securities or other property received by the Series in exchange for Securities) are credited to the Capital Account for distribution to Unitholders or to meet redemptions. Except as stated under "The Trust Fund" for failed securities and as provided herein, the acquisition by the Series of any securities other than the Securities is prohibited. The Manager may sell Securities, designated by the Sponsor, from the Series for the purpose of redeeming units of such Series tendered for redemption and the payment of expenses.

                          ADMINISTRATION OF THE SERIES
                          ----------------------------

THE TRUSTEE

     The Trustee is a Pennsylvania Business Trust organized under the laws of Commonwealth of Pennsylvania. The Trust offices are located at 555 North Lane Suite 6160, Conshohocken, PA 19428. The Trustee whose duties are ministerial in nature, has not participated in selecting the securities portfolios of the Series.

     In accordance with the Series Agreement, the Trustee has appointed Declaration Service Company ("DSC") as Administrator to keep records of all transactions at its office.

     Such records shall include the name and address of, and the number of units held by, every Unitholder of the Series. Such books and records shall be open to inspection by any Unitholder at all reasonable times during usual business hours. DSC ( hereafter sometimes the "Administrator") shall make such annual or other reports as may from time to time be required under any applicable state or federal statute, rule or regulation. The Administrator shall keep a certified copy or duplicate original of the Series Agreement on file in its office available for inspection at all reasonable times during usual business hours by any Unitholder, together with a current list of the Securities held in each Series. Pursuant to the Series Agreement, the Trustee may employ one or more agents for the purpose of custody and safeguarding of securities comprising the Series.

     Under the Series Agreement, the Trustee or any successor trustee may resign and be discharged by executing an instrument in writing and filing the same with the Sponsor.

     The Trustee or successor trustee must mail a copy of the notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such notice when such resignation is to take effect. The Sponsor upon receiving notice of such resignation is obligated to appoint a successor trustee promptly. If, upon such resignation, no successor trustee has been appointed and has accepted the appointment within thirty days after notification, the retiring Trustee may apply to a court of competent jurisdiction for the appointment of a successor. The Sponsor may at any time remove the Trustee, with or without cause, and appoint a successor trustee as provided in the Trust Agreement. Notice of such removal and appointment shall be mailed to each Unitholder by the Sponsor. Upon execution of a written acceptance of such appointment by such successor trustee, all the rights, powers, duties and obligations of the original Trustee shall vest in the successor.

     The custodian appointed by the Trustee must be a corporation organized under the laws of the United States, or any state thereof, and be authorized under such laws to exercise custodial powers.

THE SPONSOR.

     Enhanced Index Distributors, LLC (EID), the Sponsor of the Series, is a manufacture, investment and distribution company created on ________, 2000 as a Delaware Limited Liability Company. EID was created by four investment professionals each with extensive experience in the financial services industry. The purpose of the company is to create, manage and distribute enhanced investment products to both retail and institutional investors.

     If at any time the Sponsor shall fail to perform any of its duties under the Trust Agreement or shall become incapable of acting or shall be adjudged a bankrupt or insolvent or shall have its affairs taken over by public authorities, then the Trustee may (a) appoint a successor sponsor at rates of compensation deemed by the Trustee to be reasonable and not exceeding such reasonable amounts as may be prescribed by the Securities and Exchange Commission, or (b) terminate the Trust Agreement and liquidate the Series as provided therein, or (c) continue to act as Trustee without terminating the Trust Agreement.

     Enhanced Index Distributors, LLC offices are located at: 555 North Lane, Suite 6160, Conshohocken, PA 19428.

THE EVALUATOR.

     Declaration Service Company, 555 North Lane, Suite 6160, Conshohocken, PA 19428 serves as Evaluator. The Evaluator may resign or be removed by the Trustee in which event the Trustee is to use its best efforts to appoint a satisfactory successor. Such resignation or removal shall become effective upon acceptance of appointment by the successor evaluator. If upon resignation of the Evaluator no successor has accepted appointment within thirty days after notice of resignation, the Evaluator may apply to a court of competent jurisdiction for the appointment of a successor. Notice of such registration or removal and appointment shall be mailed by the Trustee to each Unitholder.

                           AMENDMENT AND TERMINATION.
                            -------------------------

     The Trust Agreement may be amended by the Trustee and the Sponsor without the consent of any of the Unitholders: (1) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent; (2) to change any provision thereof as may be required by the Securities and Exchange Commission or any successor governmental agency; or (3) to make such provisions as shall not adversely affect the interests of the Unitholders. The Trust Agreement may also be amended in any respect by the Sponsor and the Trustee, or any of the provisions thereof may be waived, with the consent of the holders of Units representing 66 2/3% of the Units then outstanding of the Series (or of a Series, if only the Series is affected) provided that no such amendment or waiver will reduce the interest of any Unitholder thereof without the consent of such Unitholder or reduce the percentage of Units required to consent to any such amendment or waiver without the consent of all Unitholders of the Series. In no event shall the Trust Agreement be amended to increase the number of Units issuable thereunder or to permit the acquisition of any Securities in addition to or in substitution for those initially deposited in the Series, except in accordance with the provisions of the Trust Agreement. The Trustee shall promptly notify Unitholders of the substance of any such amendment.

     The Trust Agreement provides that a Series shall terminate upon the liquidation, redemption or other disposition of the last of the Securities held in the Series but in no event is it to continue beyond the Mandatory Termination Date set forth under "Essential Information." If the value of the Series shall be less than the applicable minimum value stated under "Essential Information" (66 2/3% of the aggregate value of the Securities-based on the value at the date of deposit of such Securities into the Series), the Trustee may, in its discretion, and shall, when so directed by the Sponsor, terminate the Series. The Series may be terminated at any time by the holders of Units representing 66 2/3% of the Units thereof then outstanding. In addition, the Sponsor may terminate the Series if the Index is no longer maintained.

     No later than the Mandatory Termination Date set forth under "Essential Information," the Trustee will begin to sell all of the remaining underlying Securities on behalf of Unitholders in connection with the termination of the Series. The Sponsor has agreed to assist the Trustee in these sales. The sale proceeds will be net of any incidental expenses involved in the sales.

     The Sponsor will attempt to sell the Securities as quickly as it can during the termination proceedings without in its judgment materially adversely affecting the market price of the Securities, but it is expected that all of the Securities will in any event be disposed of within a reasonable time after the Series' termination. The Sponsor does not anticipate that the period will be longer than one month, and it could be as short as one day, depending on the liquidity of the Securities being sold. The liquidity of any Security depends on the daily trading volume of the Security and the amount that the Sponsor has available for sale on any particular day.

     It is expected (but not required) that the Sponsor will generally follow the following guidelines in selling the Securities: for most Securities, the Sponsor will generally sell Securities on the Mandatory Termination Date. For some Securities and in certain circumstances the Sponsor may delay the sale of Securities on the termination date. Within a reasonable period after termination, the Trustee will sell any remaining Securities in the Series and, after paying all expenses and charges incurred by the series, will distribute to Unitholders thereof their pro rata share of the balances remaining in the Income and Capital Accounts of the Series.

     The Sponsor currently intends, but is not obligated, to offer for sale units of a subsequent series of the Series at approximately the time of the Mandatory Termination Date. If the Sponsor does offer such units for sale, Unitholders may be given the opportunity to purchase such units. There is, however, no assurance that units of any new series of the Series will be offered for sale at that time, or if offered, that there will be sufficient units available for sale to meet the requests of any or all Unitholders.

                            LIMITATIONS ON LIABILITY.
                            ------------------------

The Sponsor

     The Sponsor will receive an annual fee equal to 0.50% on annual average net assets paid monthly. This fee will cover services provided to the Series Unitholders and portfolios and will include, but is not limited to, Unitholder account services, the dissemination of Series and Unitholder information, promotion and distribution of Units, Series portfolio supervision and the management of those services provided to the Series by others. In addition, the Sponsor may realize a profit (or sustain a loss) as of the Initial Date of Deposit resulting from the difference between the purchase prices of the Securities to the Sponsor and the cost of such Securities to the Series, which is based on the evaluation of the Series Securities on the Initial Date of Deposit. Thereafter, the Sponsor may realize profits or sustain losses

The Trustee:

     The Trust Agreement provides that the Trustee shall be under no liability for any action taken in good faith in reliance upon prima facie properly executed documents or for the disposition of moneys or Securities except by reason of its own negligence, bad faith or willful misconduct, or its reckless disregard for its duties under the Trust Agreement, nor shall the Trustee be liable or responsible in any way for depreciation or loss incurred by reason of the sale by the Trustee of any Securities. In the event that the Sponsor shall fail to act, the Trustee may act and shall not be liable for any such action taken by it in good faith. The Trustee shall not be personally liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereof. In addition, the Trust Agreement contains other customary provisions limiting the liability of the Trustee.

The Evaluator:

     The Trustee and Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The Trust Agreement provides that the determinations made by the Evaluator shall be made in good faith upon the basis of the best information available to it, provided, however, that the Evaluator shall be under no liability to the Trustee or Unitholders for errors in judgment, but shall be liable for its gross negligence, bad faith or willful misconduct or its reckless disregard for its obligations under the Trust Agreement.

                             EXPENSES OF THE SERIES
                             ----------------------

     In its capacity as supervisor, the Sponsor will charge the Series a surveillance fee for services performed for the Series in an amount set forth in "Essential Information". Such fee shall be based on the Series average annual assets.

     The Trustee receives for its services that fee set forth under "Essential Information." The Trustee's fee which is calculated monthly is based on the largest number of units of the Series outstanding during the calendar year for which such compensation relates. The Trustee's fees are payable monthly from the Income Account to the extent funds are available and then from the Capital Account. The Trustee benefits to the extent there are funds for future distributions, payment of expenses and redemptions in the Capital and Income Accounts since these Accounts are non-interest bearing and the amounts earned by the Trustee are retained by the Trustee. Part of the Trustee's compensation for its services to the Series is expected to result from the use of these funds.

     For evaluation of the Securities, the Evaluator shall receive that fee set forth under "Essential Information", payable monthly, based upon the largest number of Units of the Series outstanding during the calendar year to which such compensation relates.

     The Trustee's fee, Supervisor's fee and Evaluator's fee are deducted from the Income Account of the Series to the extent funds are available and then from the Capital Account. Each such fee may be increased without approval of Unitholders by amounts not exceeding a proportionate increase in the Consumer Price Index or any equivalent index substituted therefor.

     Expenses incurred in establishing the Series, including the cost of the initial preparation of documents relating to the Series (including the Prospectus and Series Agreement), federal and state registration fees, the initial fees and expenses of the Trustee, legal and accounting expenses, payment of closing fees and any other out-of-pocket expenses, will be paid by the Series (out of the Capital Account). The following additional charges are or may be incurred by the Series: (a) fees for the Trustee's extraordinary services; (b) expenses of the Trustee (including legal and auditing expenses, but not including any fees and expenses charged by an agent for custody and safeguarding of Securities) and of counsel, if any; (c) various governmental charges; (d) expenses and costs of any action taken by the Trustee to protect the Series or the rights and interests of the Unitholders; (e) indemnification of the Trustee for any loss, liability or expense incurred by it in the administration of the Series not resulting from negligence, bad faith or willful misconduct on its part or its reckless disregard for its obligations under the Series Agreement;
(f) indemnification of the Sponsor for any loss, liability or expense incurred in acting in that capacity without gross negligence, bad faith or willful misconduct or its reckless disregard for its obligations under the Series Agreement; and (g) expenditures incurred in contacting Unitholders upon termination of the Series. The fees and expenses set forth herein are payable out of the Series and, when owing to the Trustee, are secured by a lien on the Series. Since the Securities are all common stocks, and the income stream produced by dividend payments, if any, is unpredictable, the Sponsor cannot provide any assurance that dividends will be sufficient to meet any or all expenses of the Series. If the balances in the Income and Capital Accounts are insufficient to provide for amounts payable by the Series, the Trustee has the power to sell Securities to pay such amounts. These sales may result in capital gains or losses to Unitholders. See "Federal Tax Status."

                                OTHER INFORMATION
                                -----------------

LEGAL OPINIONS

     The legality of the units offered hereby have been passed upon by Martin V. Miller, Esq.


INDEPENDENT AUDITORS

Sanville and Co.
1514 Old York Road
Abington, PA 19001
(215) 884-8460

                              FOR MORE INFORMATION
                              --------------------

         By Mail:

         Enhanced Index Distributors, LLC
         C/o Declaration Service Company
         555 North Lane, Suite 6160
         Conshohocken, PA  19428

         By Phone: 1-800-XXX-XXXX


         On the Internet:
         HYPERLINK "http://www.________.com"
         www.TBD.com

         You may also review the registration statements of the Trust:

         In person: at the SEC's Public Reference Room
         (Phone: 1-800-SEC-0330)  in Washington, D.C.


         By Mail: Public Reference Section, Securities and Exchange Commission Washington, D.C.20549-6009 (duplicating fee required)

         On the Internet:  www.sec.gov

         Investment Company Act Registration Statement.
         No.811-

END

                                       30